Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Echelon Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125395, 333-110679, 333-62045, 333-44198, and 333-88880) of Echelon Corporation of our reports dated March 17, 2008, with respect to the consolidated balance sheets of Echelon Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, appearing elsewhere in this Form 10-K.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Mountain View, California
March 17, 2008